                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ]     CONFIDENTIAL, FOR USE OF THE
        COMMISSION ONLY (AS PERMITTED BY
        RULE 14A-6(E)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Under Rule 14a-12



                           AMBAC FINANCIAL GROUP, INC.
.................................................................................
                (Name of Registrant as Specified In Its Charter)


.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
     1)   Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

--------------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     3)  Filing party:

--------------------------------------------------------------------------------
     4)  Date Filed:

--------------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101

SEC 1913 (3-99)

                                 AMBAC FINANCIAL GROUP, INC.


[LOGO] Ambac
                                 NOTICE OF
                                 2002 ANNUAL MEETING
                                 OF STOCKHOLDERS
                                 AND
                                 PROXY STATEMENT

                                 Meeting Date:

                                 Tuesday, May 7, 2002
                                 at 11:30 A.M. (local time)

                                 Meeting Place:

                                 Ambac Financial Group, Inc.
                                 One State Street Plaza
                                 New York, New York 10004

                                                          AMBAC FINANCIAL
                                                          GROUP, INC.
                                                          One State Street Plaza
                                                          New York, NY 10004
                                                          212.668.0340

                                                          PHILLIP B. LASSITER
                                                          Chairman and
                                                          Chief Executive
                                                          Officer

                         March 28, 2002

[LOGO] Ambac
                         Dear Stockholders:

                         It is my pleasure to invite you to Ambac's 2002 Annual Meeting of Stockholders.

                         We will hold the meeting on Tuesday, May 7, 2002, at 11:30 a.m. at our executive offices in New York City. In addition to the formal items of business, I will review the major developments of 2001 and answer your questions.

                         This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting.

                         Your vote is important. Whether you plan to attend the meeting or not, please complete, sign and return the enclosed proxy card in the envelope provided. If you attend the meeting you may vote in person, even if you previously submitted your proxy.

                         We look forward to seeing you at the meeting.

                         Sincerely,
                         /s/ Phillip B. Lassiter

                                                          AMBAC FINANCIAL
                                                          GROUP, INC.
                                                          One State Street Plaza
                                                          New York, NY 10004
                                                          212.668.0340

                         NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                         March 28, 2002

[LOGO] Ambac
                         Dear Stockholders:

                         We will hold the 2002 Annual Meeting of Stockholders on Tuesday, May 7, 2002 at 11:30 a.m. (local time) at our executive offices at One State Street Plaza in New York City. At our Annual Meeting, we will ask you to:

                          .  Elect seven directors;

                          . Ratify the selection of KPMG LLP as independent auditors for 2002; and

                          . Consider any other business that is properly presented at the Annual Meeting.

                         You may vote at the Annual Meeting if you were an Ambac stockholder at the close of business on March 18, 2002.

                         Along with the attached Proxy Statement, we are also sending you the Ambac 2001 Annual Report, which includes our financial statements.

                         /s/ Anne G.Gill
                         Anne G. Gill
                         First Vice President, Corporate Secretary
                         and Assistant General Counsel

                               TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.........................................  1

   Why Did You Send Me this Proxy Statement?............................................  1
   Who Is Entitled to Vote?.............................................................  1
   How Many Votes Do I Have?............................................................  1
   How Do I Vote by Proxy?..............................................................  1
   May I Vote by Telephone or via the Internet?.........................................  2
   May I Revoke My Proxy?...............................................................  2
   How Do I Vote in Person?.............................................................  2
   How Do Employees in the Ambac Stock Fund Vote?.......................................  3
   What Votes Do We Need to be Present to Hold the Annual Meeting?......................  3
   What Vote Is Required to Approve Each Proposal?......................................  3
   What Is the Effect of Broker Non-Votes?..............................................  3
   Is Voting Confidential?..............................................................  4
   What Are the Costs of Soliciting these Proxies?......................................  4
   How Do I Obtain an Annual Report on Form 10-K?.......................................  4
   Where Can I Find the Voting Results?.................................................  4
   Whom Should I Call If I Have Any Questions?..........................................  4

INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP..........................................  5

   Which Stockholders own at least 5% of Ambac?.........................................  5
   How Much Stock is Owned By Directors and Executive Officers?.........................  6
   Did Ambac Insiders Comply with Section 16(a) Beneficial Ownership Reporting in 2001?.  7

INFORMATION ABOUT DIRECTORS.............................................................  8

   The Board of Directors...............................................................  8
   The Committees of the Board..........................................................  8
   How We Compensate Directors..........................................................  9

THE AUDIT COMMITTEE REPORT.............................................................. 11

INFORMATION ABOUT THE EXECUTIVE OFFICERS................................................ 12

   The Executive Officers............................................................... 12
   How We Compensate Executive Officers................................................. 14
   The Pension Plan..................................................................... 16
   Employment Agreement with the Chief Executive Officer................................ 18
   Management Retention Agreements with Executive Officers.............................. 19
   Definitions.......................................................................... 20

REPORT ON EXECUTIVE COMPENSATION FOR 2001 BY THE COMPENSATION AND
  ORGANIZATION COMMITTEE................................................................ 22

   What is Our Executive Compensation Philosophy?....................................... 22
   What is Our Position on Maximizing the Deductibility of Executive Compensation?...... 22
   What are the Elements of Executive Compensation?..................................... 23
   How Did We Determine Base Salaries for 2001?......................................... 23
   How Did We Determine Bonuses for 2001?............................................... 24
   What Were the Long-Term Incentive Awards in 2001?.................................... 25

PERFORMANCE GRAPH....................................................................... 27

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD........................................ 28

   Proposal 1: Elect Seven Directors.................................................... 28
   Proposal 2: Ratify Selection of KPMG LLP as Independent Auditors for 2002............ 30

INFORMATION ABOUT STOCKHOLDER PROPOSALS................................................. 31

              PROXY STATEMENT FOR THE AMBAC FINANCIAL GROUP, INC.
                      2002 ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

    We sent you this Proxy Statement and the enclosed proxy card because Ambac's Board of Directors is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders.

    This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote by telephone or over the Internet.

WHO IS ENTITLED TO VOTE?

    If you owned Ambac common stock at the close of business on March 18, 2002, you are entitled to vote. On that date, there were 105,909,028 shares of Ambac common stock outstanding. Ambac common stock is our only class of voting stock. We will begin mailing this Proxy Statement on March 28, 2002 to all stockholders entitled to vote.

HOW MANY VOTES DO I HAVE?

    You have one vote for each share of Ambac common stock that you owned at the close of business on March 18, 2002. The proxy card indicates the number.

HOW DO I VOTE BY PROXY?

    If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

   .   "FOR" Proposal 1 (Elect Seven Directors); and
   . "FOR" Proposal 2 (Ratify Selection of KPMG LLP as Independent Auditors for 2002).

    If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time we began printing this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I VOTE BY TELEPHONE OR VIA THE INTERNET?

    Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may be able to vote via the Internet or by telephone. Please note that there are separate Internet and telephone arrangements depending on whether you are a registered stockholder (that is, if you hold your stock in your own name), or whether you hold your shares in "street name" (that is, if your stock is held in the name of your broker or bank).

    If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions provided on your proxy card.

    If your shares are held in "street name", you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically.

    The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.


     Whether you plan to attend the Annual Meeting or not, we urge you to vote. Returning the proxy card or voting by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote.

MAY I REVOKE MY PROXY?

    Yes. You may change your mind after you send in your proxy card by following any of these procedures. To revoke your proxy:

   .   Send in another signed proxy with a later date; or

   . Send a letter revoking your proxy to Ambac's Corporate Secretary at the address indicated on page 31 under "Information about Stockholder Proposals"; or

   .   Attend the Annual Meeting and vote in person.

HOW DO I VOTE IN PERSON?

    If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive.

    If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on March 18, 2002.

HOW DO EMPLOYEES IN THE AMBAC STOCK FUND VOTE?

    If you are an employee who participates in our Savings Incentive Plan ("SIP"), you are receiving this material because of shares held for you in the Ambac Stock Fund in the SIP. The SIP Trustee will send you a voting instruction card instead of a proxy card. This voting instruction card will indicate the number of shares of Ambac common stock credited to your account in the Ambac Stock Fund as of March 18, 2002.

   . If you complete, sign and return the voting instruction card on time, the SIP Trustee will vote the shares as you have directed.

   . If you do not complete, sign and return the voting instruction card on time, the SIP Trustee will not vote the shares credited to your account.

WHAT VOTES DO WE NEED TO BE PRESENT TO HOLD THE ANNUAL MEETING?

    We need a majority of the shares of Ambac common stock outstanding on March 18, 2002 to be present, in person or by proxy, to hold the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1: ELECT       The seven nominees for director who receive the most
SEVEN DIRECTORS         votes will be elected. If you do not vote for a
                        nominee, or you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count either for or against the nominee.

PROPOSAL 2: RATIFY      The affirmative vote of a majority of the votes present
SELECTION OF            and entitled to vote at the Annual Meeting is required
AUDITORS                to ratify the selection of independent auditors. So, if
                        you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

WHAT IS THE EFFECT OF BROKER NON-VOTES?

    Under the rules of the New York Stock Exchange, if your broker holds your shares in its "street" name, the broker may vote your shares on both proposals even if it does not receive instructions from you.

    However, if your broker does not vote on either of the proposals, it will have no effect on the outcome of the proposal.

IS VOTING CONFIDENTIAL?

    We maintain a policy of keeping all the proxies, ballots and voting tabulations confidential. The Inspectors of Election will forward to management any written comments that you make on the proxy card.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

    Ambac will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Shareholder Communications, Inc. is assisting us with the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

    IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

                     INVESTOR RELATIONS
                     AMBAC FINANCIAL GROUP, INC.
                     ONE STATE STREET PLAZA
                     NEW YORK, NEW YORK 10004
                     ATTENTION: BRIAN MOORE, MANAGING DIRECTOR, INVESTOR
                     RELATIONS

OR CONTACT MR. MOORE AT (212) 208-3333 OR AT BMOORE@AMBAC.COM.

WHERE CAN I FIND THE VOTING RESULTS?

    We will publish the voting results in our FORM 10-Q for the second quarter of 2002, which we will file with the SEC in August 2002. You can also find the results on Ambac's website at WWW.AMBAC.COM.

WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

    If you have any questions about the Annual Meeting or voting, please contact ANNE GILL, OUR CORPORATE SECRETARY, AT (212) 208-3355 OR AT AGILL@AMBAC.COM.

    If you have any questions about your ownership of Ambac common stock, please call BRIAN MOORE, MANAGING DIRECTOR, INVESTOR RELATIONS, AT (212) 208-3333 OR AT BMOORE@ AMBAC.COM.

                INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF AMBAC?

    The following table shows all persons we know to be direct or indirect owners of at least 5% of Ambac common stock as of December 31, 2001. Our information is based on reports filed with the Securities and Exchange Commission by each of the firms listed in the table below. If you wish, you may obtain these reports from the SEC.

        ----------------------------------------------------------------

                                                  NUMBER OF
                                                 SHARES OWNED PERCENT OF
          NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIALLY   CLASS
        ----------------------------------------------------------------
          J.P. MORGAN CHASE & CO.                 15,601,552     14.7%
             270 Park Avenue
             New York, New York 10017

          WELLINGTON MANAGEMENT COMPANY, LLP       7,580,796      7.2%
             75 State Street
              Boston, Massachusetts 02109

          GOLDMAN SACHS & CO.                      6,828,131      6.5%
              85 Broad Street
              New York, New York 10004

          CITIGROUP INC.                           6,620,326      6.3%
             339 Park Avenue
             New York, New York 10043
        ----------------------------------------------------------------

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

    The following table shows the Ambac common stock owned directly or indirectly by Ambac's directors and executive officers as of February 1, 2002. Except for Mr. Lassiter, no director or executive officer beneficially owns 1% or more of the shares of Ambac common stock. All directors and executive officers as a group beneficially own 3.31% of the shares of Ambac common stock.

                                                 SHARES
                                              BENEFICIALLY                             TOTAL HOLDINGS
                                                  OWNED      PERCENT  UNVESTED         (INCLUDING RSUS
NAME OF BENEFICIAL OWNER                     (1)(2)(3)(4)(5) OF CLASS RSUS(6)  PSUS(7)    AND PSUS)
------------------------------------------------------------------------------------------------------

OUTSIDE DIRECTORS
  Michael A. Callen.........................       30,237        --     4,655   8,282        43,174
  Renso L. Caporali.........................       19,669        --     3,038   6,115        28,822
  Jill M. Considine.........................        4,376        --     3,038   1,132         8,546
  Richard Dulude............................       20,979        --     4,655   9,034        34,668
  W. Grant Gregory..........................       17,715        --     4,655  10,120        32,490

EXECUTIVE OFFICERS
  Phillip B. Lassiter.......................    1,737,662      1.64%   18,897       0     1,756,559
  Robert J. Genader.........................      746,340        --    12,501       0       758,841
  Frank J. Bivona...........................      442,881        --     6,608       0       449,489
  David L. Boyle............................      322,563        --     6,794       0       329,357
  Kevin J. Doyle............................       92,230        --     3,104       0        95,334
  All executive officers and directors as a
   group (11 persons).......................    3,503,588      3.31%
------------------------------------------------------------------------------------------------------

  (1)To our knowledge, except for Messrs. Lassiter, Genader and Boyle, who share voting and investment power with their spouses, each of the directors and executive officers has sole voting and investment power over his shares.

  (2)The number of shares shown for Mr. Lassiter includes 12,000 shares owned by his spouse. Mr. Lassiter disclaims beneficial ownership of these shares.

     The number of shares shown for Mr. Boyle includes 500 shares owned by his spouse. Mr. Boyle disclaims beneficial ownership of these shares.

     The number of shares shown for Mr. Gregory includes 5,000 shares held in the Gregory 1997 Children's Trust, of which his daughter is a beneficiary. Mr. Gregory disclaims beneficial ownership of these shares.

  (3)The number of shares shown for each director and executive officer includes shares that may be acquired upon exercise of stock options that were exercisable as of February 1, 2002 or that will become exercisable within 60 days after February 1, 2002. These shares are shown in the following table

     OUTSIDE DIRECTORS NUMBER OF SHARES EXECUTIVE OFFICERS NUMBER OF SHARES
     ----------------- ---------------- ------------------ ----------------
     Mr. Callen.......      12,750      Mr. Lassiter......     398,939
     Dr. Caporali.....       9,750      Mr. Genader.......     387,741
     Ms. Considine....       4,376      Mr. Bivona........     331,500
     Mr. Dulude.......      12,750      Mr. Boyle.........     315,000
     Mr. Gregory......      12,750      Mr. Doyle.........      84,750

  (4)The number of shares shown for each executive officer also includes the number of shares of Ambac common stock owned indirectly as of February 1, 2002 by these executive officers in our Savings Incentive Plan ("SIP "). Our information on these shares is based on reports from the SIP Trustee.

  (5)The number of shares shown for Messrs. Lassiter, Genader, Bivona, Boyle and Doyle include vested restricted stock units ("RSUS") that we awarded under our equity plans. These RSUs are shown in the following table:

EXECUTIVE OFFICERS NUMBER OF VESTED RSUS
------------------ ---------------------
   Mr. Lassiter...        978,584
   Mr. Genader....        315,020
   Mr. Bivona.....         95,809
   Mr. Boyle......              0
   Mr. Doyle......              0

  (6)This column shows the 4,500 RSUs that were granted to each of Messrs. Callen, Dulude and Gregory at the 1997 Annual Meeting under the 1997 Non-Employee Directors Equity Plan and accrued dividends and the 3,000 RSUs that were granted to Dr. Caporali and Ms. Considine at the 2000 Annual Meeting under the 1997 Non-Employee Directors Equity Plan and accrued dividends. These RSUs generally will vest on the date of the Annual Meeting held in the fifth calendar year following the date of grant. At that time, each of these directors will receive one share of Ambac common stock in settlement of each RSU. For more information on these RSUs, see below at page 9 under "How We Compensate Directors."

     This column also shows RSUs for Messrs. Lassiter, Genader, Bivona, Boyle and Doyle that were awarded as part of each executive officer's 1999 bonus, 2000 bonus and 2001 bonus pursuant to the Ambac Deferred Compensation Sub-Plan of the 1997 Equity Plan (the "SUB-PLAN") and accrued dividends. See page 25 for more detailed descriptions of these awards made pursuant to the Sub-Plan.

  (7)Under Ambac's Deferred Compensation Plan, directors may defer their cash compensation. If a director has elected to defer cash compensation into Phantom Stock Units ("PSUS"), these PSUs are shown in this column. For more information on the Deferred Compensation Plan, see below at page 10.

DID AMBAC INSIDERS COMPLY WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 2001?

    Section 16(a) of the Securities Exchange Act of 1934 requires that our insiders--our directors, executive officers, and greater-than-10% stockholders--file reports with the SEC and the New York Stock Exchange on their initial beneficial ownership of Ambac common stock and any subsequent changes. They must also provide us with copies of the reports.

    We reviewed copies of all reports furnished to us and obtained written representations that no other reports were required. Based on this, we believe that all of our insiders complied with their filing requirements for 2001, except that, due to administrative error, one stock option exercise and the related exempt sale of stock sold to pay taxes and the exercise price was not timely reported by Mr. Lassiter.

                          INFORMATION ABOUT DIRECTORS

THE BOARD OF DIRECTORS

    The Board of Directors oversees the business of Ambac and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the Chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants) by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

    Ambac's Board usually meets five times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met five times during 2001. All directors attended at least 75% of the Board meetings and meetings of the Committees of which they were members.

    Each of our directors also serves as a director of our principal operating subsidiary, Ambac Assurance Corporation, a leading triple-A rated financial guarantee insurance company.

THE COMMITTEES OF THE BOARD

    The Board has three standing committees: the Audit Committee, the Compensation and Organization Committee and the Nominating Committee. None of the directors who serve as members of these committees is, or has ever been, an employee of Ambac or our subsidiaries.

THE AUDIT COMMITTEE     The Audit Committee recommends the selection of the
                        independent auditors to the Board, approves the scope of the annual audit by the independent auditors and our internal auditors, reviews audit findings and accounting policies, assesses the adequacy of internal controls and risk management, reviews and approves
                        Ambac's financial disclosures and oversees compliance with Ambac's Code of Business Conduct. The Committee also meets privately, outside the presence of Ambac management, with both the independent auditors and the internal auditors. Under the rules of the New York
                        Stock Exchange, all of the members of the Audit
                        Committee are independent. The Committee's Report for
                        2001 is printed below at page 11.

                        In December 2001, the Board approved a revised Audit Committee Charter, which is attached to this Proxy Statement as Appendix A.

                        The Committee met three times during 2001.

                        Messrs. Callen, Dulude and Gregory and Dr. Caporali and Ms. Considine currently serve as members of the Committee. Mr. Callen serves as Chairman of the Committee.

THE COMPENSATION        The Compensation and Organization Committee establishes
AND ORGANIZATION        and approves all elements of compensation for the
COMMITTEE               executive officers. Each year, as the SEC requires, the
                        Committee reports to you on executive compensation. The
                        Committee's Report on Executive Compensation for 2001 is printed below, starting at page 22.

                        The Committee administers Ambac's 1997 equity plan and has sole authority for awards under the plan. The Committee evaluates existing and proposed employee benefit plans and may approve of plan changes. The Committee also administers the 1997 Executive Incentive Plan and Ambac's Deferred Compensation Plan for Outside Directors and Ambac's Senior Officer Deferred Compensation Sub-Plan of the 1997 Equity Plan.

                        The Committee met three times during 2001.

                        Messrs. Callen, Dulude and Gregory and Dr. Caporali and Ms. Considine currently serve as members of the Committee. Mr. Dulude serves as Chairman of the Committee.

THE NOMINATING          The Nominating Committee is responsible for identifying
COMMITTEE               and recommending qualified candidates to the Board for
                        election as directors. In addition, our By-laws provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see below at page 31 under "Information About
                        Stockholder Proposals."

                        The Committee did not meet during 2001.

                        Messrs. Callen, Dulude and Gregory currently serve as members of the Committee. Mr. Gregory serves as Chairman of the Committee.

HOW WE COMPENSATE DIRECTORS

ANNUAL CASH FEE         We compensate directors who are not employees of Ambac
                        or our subsidiaries with an annual cash fee of $20,000 per year.

ANNUAL                  We also grant each non-employee director 3,750 stock
STOCK OPTION AWARD      options on the date of each annual meeting. These
                        options have an exercise price equal to the average of the high and low trading price of our stock on the New
                        York Stock Exchange on the date of grant. The options generally will vest on the first anniversary of the date of the grant and expire on the date of the annual meeting held in the seventh calendar year following the date of the grant.

AWARD OF                Ambac grants each non-employee director 3,000
RESTRICTED STOCK        restricted stock units ("RSUS") at the annual meeting
UNITS EVERY             at which the director is first elected to the Board.
FIVE YEARS
                         . These RSUs generally will vest on the date of the annual meeting held in the fifth year following the date of grant and will be settled by the delivery of one share of Ambac common stock for each RSU.

                         . If the director remains on the Board after the first award of RSUs vests, Ambac will grant the director a second award of 3,000 RSUs, subject to similar vesting conditions and restrictions on transfer.

MEETING FEES            We also pay each non-employee director a meeting fee of:

                         . $1,000 for attendance at each meeting of stockholders and each Board meeting; and

                         .  $1,000 for attendance at each committee meeting.

FEE FOR CHAIRING        We pay an annual fee of $1,500 to each non-employee
A COMMITTEE             director who chairs a committee.

EXPENSES AND            Ambac reimburses all directors for travel and other
BENEFITS                related expenses incurred in attending stockholder,
                        Board and committee meetings.

                        We provide non-employee directors with life and health insurance benefits. We also allow them to participate in our Matching Gift Program up to $20,000. Under this Program, Ambac will match gifts by directors to qualified organizations.

THE DEFERRED            Under our Deferred Compensation Plan for Outside
COMPENSATION            Directors, non-employee directors may elect to defer
PLAN                    all or part of their director compensation that is paid
                        in cash.

                         . At the director's election, we credit deferrals to a bookkeeping account that we maintain on the director's behalf either as a cash credit (which we credit with interest quarterly), or as phantom stock units ("PSU") based on the market value of Ambac common stock (on which we pay quarterly dividend equivalents in additional PSUs) or as performance units measured by the performance of those mutual funds the director selects out of a limited group of funds.

                         . We do not fund the Deferred Compensation Plan. We settle accounts only in cash.

SERVICE ON THE          Although Ambac Assurance does not pay its non-employee
AMBAC ASSURANCE         directors an annual fee for serving on its Board of
BOARD                   Directors, it does pay them meeting fees (in the same
                        amounts as we do for the Ambac Board) and reimburses all directors for expenses.

DIRECTORS               We do not compensate our employees or employees of our
WHO ARE                 subsidiaries for service as a director. We do, however,
AMBAC                   reimburse them for travel and other related expenses.
EMPLOYEES

                          THE AUDIT COMMITTEE REPORT

    The Audit Committee of Ambac is responsible for providing independent, objective oversight of Ambac's accounting functions and internal controls. The Audit Committee recommends the selection of the independent auditors to the Board. The Audit Committee is currently composed of five independent directors, each of whom is independent as defined under the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, attached to this Proxy Statement as Appendix A.

    Management is responsible for Ambac's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of Ambac's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. However, none of the members of the Committee is professionally engaged in the practice of accounting or auditing nor are all of our members experts in those fields. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

    In connection with these responsibilities, we met with management and KPMG LLP to review and discuss the December 31, 2001 financial statements. We also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Corporation's independent accountants also provided us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with KPMG LLP its independence.

    Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Ambac's audited financial statements be included in Ambac's Annual Report on SEC Form 10-K for the fiscal year December 31, 2001. We also recommended the selection of KPMG LLP as Ambac's independent auditors for 2002 and, based on that recommendation, the Board has selected KPMG LLP as Ambac's independent auditors for 2002.

PRINCIPAL ACCOUNTING FIRM FEES

    Fees paid to KPMG LLP for the fiscal year ended December 31, 2001 were:
Audit: $752,000; Financial Information Systems Design and Implementation Fees:
$0 and All Other Fees: $428,000. Of the $428,000 All Other Fees, $206,500 were fees paid to KPMG LLP for consents and comfort letters provided by KPMG LLP in connection with the registration of securities of our clients which were guaranteed by Ambac Assurance. These fees were reimbursed to Ambac by the clients.

                                          THE AUDIT COMMITTEE

                                          Michael A. Callen, Chairman
                                          Renso L. Caporali
March 22, 2002                            Jill M. Considine
                                          Richard Dulude
                                          W. Grant Gregory

                   INFORMATION ABOUT THE EXECUTIVE OFFICERS

THE EXECUTIVE OFFICERS

    These are the biographies of Ambac's current executive officers, except for Mr. Lassiter, the Chief Executive Officer, and Mr. Genader, the President and Chief Operating Officer, whose biographies are included below at pages 28 and 29 under "Proposal 1: Elect Seven Directors."

FRANK J. BIVONA         VICE CHAIRMAN--FINANCE AND INVESTMENT GROUP AND CHIEF
Age 46                  FINANCIAL OFFICER.
                        Since January 2001, Mr. Bivona has served as Vice
                        Chairman and Chief Financial Officer--Finance and
                        Investment Group of Ambac and Ambac Assurance. In
                        February 2000, he was named as Head of the Finance and Investment Group, in addition to his position as Ambac's Chief Financial Officer. Mr. Bivona also has executive responsibility for managing Ambac's investment portfolio, asset and liability management services, cash management services and investor and public relations. Mr. Bivona served as Executive Vice
                        President and Chief Financial Officer of Ambac and
                        Ambac Assurance from January 1998 to January 2001. Mr.
                        Bivona served as Senior Vice President and Chief
                        Financial Officer of Ambac from 1993 to January 1998 and Ambac Assurance from 1987 to January 1998. Mr.
                        Bivona also served as Treasurer of Ambac from 1993 to July 1998 and Ambac Assurance from 1987 to July 1998.
                        Mr. Bivona also serves as a trustee of Cadre
                        Institutional Investors Trust. Mr. Bivona joined Ambac
                        Assurance from Citibank in 1986.

DAVID L. BOYLE          VICE CHAIRMAN--PORTFOLIO RISK MANAGEMENT GROUP.
Age 55                  In February 2000, Mr. Boyle was named Vice Chairman of
                        Ambac's Portfolio Risk Management Group. The Portfolio
                        Risk Management Group is responsible for surveillance of Ambac's specialized finance and public finance portfolios, risk analysis and reporting, reinsurance and risk transfer, rating agency relationships and technology. Mr. Boyle previously served as Vice
                        Chairman of the Municipal Financial Services Group from
                        January 1998 to February 2000. Mr. Boyle joined Ambac and Ambac Assurance in March 1997 as Senior Vice
                        President of the Financial Management Services
                        Division. He became an Executive Vice President in July
                        1997. Mr. Boyle joined Ambac from Citibank, where, as a Managing Director, he held various management positions in corporate banking over a 22-year career.

GREGG L. BIENSTOCK      MANAGING DIRECTOR, HUMAN RESOURCES AND EMPLOYMENT
Age 37                  COUNSEL.
                        Mr. Bienstock has been Managing Director, Human
                        Resources and Employment Counsel since January 1999. In
                        January 2002, Mr. Bienstock assumed executive responsibility for corporate marketing and corporate administration. Mr. Bienstock served as First Vice
                        President, Director of Human Resources and Employment
                        Counsel of Ambac and Ambac Assurance from February 1997 to January 1999. Mr. Bienstock joined Ambac from the
                        Bristol Myers-Squibb Corporation, where he served as a Director of Human Resources from February 1996 to
                        February 1997. From September 1993 to February 1996,
                        Mr. Bienstock was an associate with the New York law firm of Proskauer Rose LLP. Prior to joining Proskauer, from April 1992 to September 1993, Mr. Bienstock was an
                        Assistant General Counsel for the Mayor's Office of
                        Labor Relations for the City of New York.

KEVIN J. DOYLE          MANAGING DIRECTOR AND GENERAL COUNSEL. Mr. Doyle was
Age 45                  named Managing Director and General Counsel of Ambac
                        and Ambac Assurance in January 2000. Mr. Doyle is
                        Ambac's chief legal officer. From January 1996 to January 2000, Mr. Doyle served as the Managing Director and General Counsel of the Specialized Finance Division of Ambac Assurance. Mr. Doyle served as First Vice
                        President and General Counsel of the Specialized
                        Finance Division of Ambac Assurance from July 1995 to
                        January 1996. Mr. Doyle joined Ambac Assurance as a
                        Vice President and Assistant General Counsel from the
                        New York law firm LeBoeuf, Lamb, Greene & MacRae in
                        1991.

HOW WE COMPENSATE EXECUTIVE OFFICERS

    The tables on pages 14 through 16 show salaries, bonuses and other compensation paid during the last three years, options granted in 2001, options exercised in 2001 and option values as of year-end 2001 for the Chief Executive Officer and our next four most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                  ANNUAL COMPENSATION  COMPENSATION AWARDS
                                  -------------------------------------------
                                                      RESTRICTED  SECURITIES  ALL OTHER
                                                         STOCK    UNDERLYING COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY($)  BONUS($) UNITS($)(1) OPTIONS(2)    ($)(3)
-----------------------------------------------------------------------------------------
PHILLIP B. LASSITER          2001 $620,000   $930,000  $413,335    503,242     $66,302
 Chairman and                2000  620,000    930,000   413,335    287,232      78,509
 Chief Executive Officer     1999  560,000    750,000   333,350    375,096      52,340

ROBERT J. GENADER            2001  400,000    637,500   283,335    180,259      46,499
 President and Chief         2000  345,000    600,000   266,685    140,241      31,049
 Operating Officer           1999  310,000    487,500   216,680     95,832      28,973

FRANK J. BIVONA              2001  310,000    352,500   156,695     75,000      38,400
 Vice Chairman--Finance and  2000  270,000    318,750   141,687     86,730      24,301
 Investment Group and        1999  245,000    240,000   106,681     70,725      22,615
 Chief Financial Officer

DAVID L. BOYLE               2001  330,000    337,500   150,036     75,000      40,200
 Vice Chairman--Portfolio    2000  330,000    318,750   141,687     90,000      29,699
 Risk Management Group       1999  300,000    281,250   125,045     30,000      28,040

KEVIN J. DOYLE               2001  174,000    335,000         0     18,000      26,160
 Managing Director           2000  174,000    232,500   103,346     21,750      15,660
 and General Counsel         1999  164,000    206,250    91,729     15,000      15,327
-----------------------------------------------------------------------------------------

  (1)Pursuant to the Ambac Deferred Compensation Sub-Plan of the 1997 Equity Plan (the "SUB-PLAN"), the Compensation and Organization Committee paid 25% of each executive officer's bonus for 1999 and 2000 in restricted stock units ("RSUS"). For 2001, the Compensation and Organization Committee paid 25% of Messrs. Lassiter, Genader, Bivona and Boyle's bonus in RSUs. Amounts shown in this column are based on the market value of the underlying Common Stock on the date of grant and do not reflect the discount attributed to such value by the Committee to take account of vesting requirements, restrictions on transfer and other limitations. See page 25 for more detailed descriptions of these awards made pursuant to the Sub-Plan. As dividends are paid on the common stock, dividend equivalents are accrued on the RSUs as additional RSUs and vest according to the same schedule.

  (2)The number of securities underlying options for 1999, 2000 and 2001 includes restoration options awarded upon the exercise of stock options in accordance with Ambac's Restoration Option Program. For the specific breakdown of option and restoration option grants made in 2001, please refer below to the table on page 15 under "Option Grants in 2001." For a more detailed description of our Restoration Option Program, please see footnote 2 under the "Option Grants in 2001" table on page 15.

  (3)The column called "ALL OTHER COMPENSATION" includes the amounts that Ambac contributed or credited on behalf of the named officers in 2001 to (a) our Savings Incentive Plan (the "SIP "), and (b) our Non-Qualified SIP. We credit amounts that we are precluded from contributing to the SIP because of limitations under the Internal Revenue Code to accounts that we maintain under Ambac's Non-Qualified SIP.

                                                                 CREDITS TO THE
                                                   CONTRIBUTIONS NON-QUALIFIED
                                                    TO THE SIP        SIP
                                                   ------------- --------------
Mr. Lassiter.....................................     $20,700       $45,602
Mr. Genader......................................      20,700        25,799
Mr. Bivona.......................................      20,700        17,700
Mr. Boyle........................................      20,700        19,500
Mr. Doyle........................................      20,700         5,460


                             OPTION GRANTS IN 2001

                                                INDIVIDUAL GRANTS
                    ---------------------------------------------------------------------------
                    NUMBER OF SECURITIES UNDERLYING
                          OPTIONS GRANTED (#)       PERCENT OF TOTAL
                    --------------------------------OPTIONS GRANTED                             GRANT DATE
                                        RESTORATION TO EMPLOYEES IN  EXERCISE PRICE EXPIRATION PRESENT VALUE
       NAME          OPTIONS(1)         OPTIONS(2)        2001         ($/SH)(3)       DATE       ($)(4)
------------------------------------------------------------------------------------------------------------
Phillip B. Lassiter  225,000                             12.76%          $48.66      1/22/08    $4,012,285
                                           81,661         4.63            55.80      1/27/05     1,214,559
                                           76,239         4.32            57.98      1/26/06     1,383,185
                                          120,392         6.83            57.98      1/24/07     2,184,242
Robert J. Genader    110,000                              6.24            48.66      1/22/08     1,961,561
                                           36,640         2.08            54.50      1/28/04       461,309
                                           33,619         1.91            49.45      4/26/04       303,236
Frank J. Bivona       75,000                              4.25            48.66      1/22/08     1,337,428
David L. Boyle        75,000                              4.25            48.66      1/22/08     1,337,428
Kevin J. Doyle        18,000                              1.02            48.66      1/22/08       320,983

 (1)Options awarded to the named executive officers by the Compensation and Organization Committee were long-term incentive awards granted on January 22, 2001. Each executive officer's options will vest in two equal installments when the market price of Ambac common stock meets or exceeds $64.00 and $78.00 for twenty consecutive trading days or no later than the sixth anniversary of the grant date. Vesting is accelerated upon retirement, death or permanent disability. Generally, all of the executive officers' options will expire seven years from the date of grant or, earlier, if employment terminates.
 (2)Restoration options were awarded upon the exercise of stock options in accordance with Ambac's Restoration Option Program. A restoration option is awarded automatically when the underlying option is exercised by tendering shares of common stock to pay the exercise price. Each restoration option will vest one year from the date of grant and has the same exercise, transfer and expiration provisions as its underlying option.
 (3)The exercise price per share is the fair market value of the common stock on the date of grant. We determine this by calculating the average of the high and low price of Ambac common stock on the New York Stock Exchange on the date of grant.
 (4)We calculated these values by using the Black-Scholes stock option pricing model as follows:

   FOR THE JANUARY OPTION GRANTS. The model, as we applied, uses the grant date of January 22, 2001. The fair market value on that date was $48.66 per share as we discussed above. The model also assumes: (a) a risk-free rate of return of 4.88% (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option); (b) stock price volatility of 32.50%; (c) a constant dividend yield of 0.66% based on the quarterly cash dividend rate at the time of grant on Ambac common stock; and (d) an exercise date, on average, of 5.5 years after grant.

   FOR THE RESTORATION OPTION GRANTS. We use the following assumptions in applying the model for each Restoration Option Grant: (a) a risk-free rate of return equal to the yield on grant date of a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option; (b) stock price volatility of Ambac common stock calculated using month-end closing prices of Ambac common stock on the New York Stock Exchange for the three year period prior to the grant date; (c) a constant dividend yield based on the quarterly cash dividend rate at the time of grant on Ambac common stock; and (d) exercise of the restoration option at the end of its term.

   WE DID NOT ADJUST THE MODEL FOR NON-TRANSFERABILITY, RISK OF FORFEITURE, OR VESTING RESTRICTIONS. THE ACTUAL VALUE (IF ANY) AN EXECUTIVE OFFICER RECEIVES FROM A STOCK OPTION WILL DEPEND UPON THE AMOUNT BY WHICH THE MARKET PRICE OF AMBAC COMMON STOCK EXCEEDS THE EXERCISE PRICE OF THE OPTION ON THE DATE OF EXERCISE. THE HYPOTHETICAL VALUES ARE PRESENTED PURSUANT TO SEC RULES AND THERE CAN BE NO ASSURANCE THAT THE AMOUNT STATED AS "GRANT DATE PRESENT VALUE" WILL ACTUALLY BE REALIZED.

      AGGREGATED OPTION EXERCISES DURING 2001 AND YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                 NUMBER OF                     UNDERLYING UNEXERCISED             VALUE OF UNEXERCISE
                                  SHARES                           OPTIONS HELD AT            IN-THE-MONEY OPTIONS HE
                                ACQUIRED ON     VALUE             DECEMBER 31, 2001             DECEMBER 31, 2001 ($)
                                                           -----------------------------------------------------------
         NAME                    EXERCISE    REALIZED($)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------
Phillip B. Lassiter               495,000   $12,414,665      257,328       563,242    $ 4,468,322       $3,500,955
Robert J. Genader                 210,000     7,179,612      357,741       210,259     10,103,903        2,049,051
Frank J. Bivona                         0            --      378,459        95,000     12,645,237        1,110,810
David L. Boyle                          0            --      267,500       122,500      7,568,062        3,253,886
Kevin J. Doyle                          0                     79,750        23,000      2,534,981          270,800
-------------------------------------------------------------------------------------------------------------------------

 (1)This valuation represents the difference between $57.86, the closing price of Ambac common stock on the New
    York Stock Exchange on Monday, December 31, 2001, and the exercise price of the stock options. "In-the-money"
    stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.

THE PENSION PLAN

    Ambac's Pension Plan is a defined benefit pension plan intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

   . In general, officers and employees of Ambac and its subsidiaries become participants in the Pension Plan after one year of service. All executive officers participate in the Pension Plan. Non-employee directors of Ambac and our subsidiaries are not eligible to participate in the Pension Plan.

   . Benefits under the Pension Plan vest after five years. Upon normal retirement at age 65, a retired employee receives an annual pension from the Pension Plan, subject to a statutory limit. The Pension Plan also contains provisions for early retirement and survivor benefits.

    The table below illustrates the annual pension benefits payable to executive officers under the Pension Plan. The table also reflects the excess and supplemental benefit plans that we have established to provide retirement benefits over Internal Revenue Code limitations. We calculated the benefits before offsetting (a) an employee's primary Social Security benefit and (b) benefits payable under the retirement plan of Citibank, N.A., Ambac's former parent company (the "CITIBANK PLAN"). Benefits shown in the table reflect a straight life form of annuity benefit. If payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.


  AVERAGE       YEARS OF                TOTAL YEARS OF SERVICE AT RETIREMENT
  COVERED      SERVICE AT    ------------------------------------------------------------
COMPENSATION TRANSITION DATE    10       15       20        25         30         35
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
 $150,000          30              NA       NA       NA         NA $   90,000 $   97,500
                   15              NA $ 45,000 $ 52,500 $   60,000     67,500     75,000
                    0        $ 15,000   22,500   30,000     37,500     45,000     52,500
----------------------------------------------------------------------------------------
  200,000          30              NA       NA       NA         NA    120,000    130,000
                   15              NA   60,000   70,000     80,000     90,000    100,000
                    0          20,000   30,000   40,000     50,000     60,000     70,000
----------------------------------------------------------------------------------------
  500,000          30              NA       NA       NA         NA    300,000    325,000
                   15              NA  150,000  175,000    200,000    225,000    250,000
                    0          50,000   75,000  100,000    125,000    150,000    175,000
----------------------------------------------------------------------------------------
1,000,000          30              NA       NA       NA         NA    600,000    650,000
                   15              NA  300,000  350,000    400,000    450,000    500,000
                    0         100,000  150,000  200,000    250,000    300,000    350,000
----------------------------------------------------------------------------------------
1,500,000          30              NA       NA       NA         NA    900,000    975,000
                   15              NA  450,000  525,000    600,000    675,000    750,000
                    0         150,000  225,000  300,000    375,000    450,000    525,000
----------------------------------------------------------------------------------------
2,000,000          30              NA       NA       NA         NA  1,200,000  1,300,000
                   15              NA  600,000  700,000    800,000    900,000  1,000,000
                    0         200,000  300,000  400,000    500,000    600,000    700,000
----------------------------------------------------------------------------------------
2,500,000          30              NA       NA       NA         NA  1,500,000  1,625,000
                   15              NA  750,000  875,000  1,000,000  1,125,000  1,250,000
                    0         250,000  375,000  500,000    625,000    600,000    875,000

SERVICE FROM 1992       For service on or after January 1, 1992, the annual
                        retirement benefit is equal to 1% (without an offset for any Social Security benefits) of an employee's
                        Average Compensation (as described in the next sentence) multiplied by the employee's years of credited service. "Average Compensation" is defined, generally, as average annual base salary (which, in the case of executive officers identified in the Summary
                        Compensation Table on page 14, is the amount shown under the column called "SALARY") for the five highest consecutive paid years of the ten years of employment preceding retirement.

SERVICE BEFORE 1992     For service prior to January 1, 1992, the annual
                        retirement benefit is equal to 2% (with an offset for Social Security benefits) of an employee's Average
                        Compensation (determined as if the employee retired on December 31, 1991) multiplied by years of credited service up to thirty years.

YEARS OF SERVICE        In view of the change in the formula for determining
                        benefits under the Pension Plan that became effective as of January 1, 1992 (the "TRANSITION DATE"), we prepared the above table to show the benefits payable depending on how many years of service the executive officer would have:

                            .   prior to the Transition Date, and

                            .   at Retirement.

                        In order to simplify the chart, we show only 0, 15 and 30 years of service at Transition, since those values cover the range for our executive officers.

                        The years of credited service under the Pension Plan (including credit for years of past service under the Citibank Plan) as of December 31, 2001 for executive officers named in the Summary Compensation Table were as follows: Mr. Lassiter--32 years, Mr. Genader--27 years, Mr. Bivona--24 years, Mr. Boyle--5 years, and Mr. Doyle--10 years.

                        Under the terms of a special pension arrangement for Mr. Boyle, as of March 31, 2002, he will be credited with an additional five years of service.

                        The benefits payable under the Pension Plan to employees who receive credit for years of past service under the Citibank Plan will be reduced by the amount of any benefits payable under the Citibank Plan.

EMPLOYMENT AGREEMENT WITH THE CHIEF EXECUTIVE OFFICER

IN GENERAL              Ambac's employment agreement with Mr. Lassiter provides
                        that he shall serve as the Chairman and Chief Executive
                        Officer and as a director.

                        . The agreement has a two year term, which is extended on a daily basis, until Ambac or Mr. Lassiter terminates it.

                        . Mr. Lassiter is to receive a base salary at a rate not less than his current rate.

                        . He is to participate in bonus arrangements under which he is eligible to earn an annual bonus based on Ambac's achieving certain performance goals to be established by the Board.

                        Mr. Lassiter has a supplemental pension benefit that
SUPPLEMENTAL PENSION    will be based on the benefit formula of the Pension
BENEFIT                 Plan that was in effect until the end of 1991. The
                        formula, however, will take into account his bonus compensation (including that portion of his bonus paid in RSUs) and will be determined without giving effect to provisions of the Internal Revenue Code that limit the amount of compensation that may be taken into account in calculating benefits and the amount of annual benefits that may be paid. Mr. Lassiter's supplemental pension benefit will be reduced, however, to take account of enhancements in Ambac's contributions to the Savings Incentive Plan ("SIP") that we introduced in 1992.

PAYMENTS                If Mr. Lassiter's employment is terminated other than
AND BENEFITS            for "Cause" (as we define it below), or if he resigns
                        for "Good Reason" (as we define it below), Mr. Lassiter will:

-- AFTER                .   receive, for the remainder of the term (which
    TERMINATION OR          typically would be for two years), compensation at
    RESIGNATION             an annualized rate equal to the sum of his base
                            annual salary and target bonus at the time of termination;

                        . be fully vested in all awards under the 1991 Stock Incentive Plan and the 1997 Equity Plan;

                        . receive a lump-sum payment equal to the amount that we would have contributed to his account under the SIP and any nonqualified plan we maintained during the two years following termination;

                        . be credited with an additional two years of service under the Pension Plan; and

                        . continue to participate in all Ambac medical and other welfare plans for a limited time following termination.

-- AFTER CHANGE IN      All stock options and other awards under the 1997
        CONTROL         Equity Plan that are made to Mr. Lassiter after January
                        1, 1998 will vest in full upon the occurrence of a "Change in Control" (as we define it below), whether or not his employment is subsequently terminated.

                        In addition, if Mr. Lassiter's employment terminates following a Change in Control, his severance amount would be calculated and paid in the same manner as we describe below under "Management Retention Agreements with Executive Officers."

                        Mr. Lassiter would also be entitled to the "gross up" payment described in that section.

OTHER RESTRICTIONS      Mr. Lassiter will be subject to certain restrictions
                        prohibiting him from engaging in competition with Ambac or any of our subsidiaries (except that these restrictions will not apply following a Change in Control) and from divulging any confidential or proprietary information he obtained while he was our employee.

MANAGEMENT RETENTION AGREEMENTS WITH EXECUTIVE OFFICERS

IN GENERAL              We have entered into management retention agreements
                        with each of our executive officers (other than Mr.
                        Lassiter) to provide for payments and certain benefits if they are terminated following a "Change in Control"
                        (as we define it below).

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

PAYMENTS                If there is a Change in Control and, within three years
AND BENEFITS            of the Change in Control, the executive's employment is
AFTER CHANGE IN         terminated by Ambac or its successor other than for
CONTROL                 "Cause" (as we define it below), or if the executive
                        resigns for "Good Reason" (as we define it below), the executive will

                        .   receive cash payments equal to two times the sum of
                            (a) the executive's highest annual base salary and
                            (b) the product of the executive's highest bonus percentage (as a percentage of base salary) times his highest base salary;

                        . be fully vested in all stock options and other awards under the 1991 Stock Incentive Plan and the 1997 Equity Plan;

                        . receive a lump-sum payment equal to the amount that we would have contributed to the executive's account under the SIP and any nonqualified plan we maintained during the two years following termination;

                        . be credited with an additional two years of service under the Pension Plan; and

                        . continue to participate in Ambac's medical and other welfare benefits programs for a limited time following termination.

                        All stock options and other awards under the 1997 Equity Plan that are made to executive officers after January 1, 1998 will vest in full upon the occurrence of a Change in Control, whether or not the executive's employment is subsequently terminated.

                        The agreements also provide for a "gross up" payment in an amount that is intended to make the executive whole, on an after-tax basis, for any excise tax (but not any other tax) imposed on the payments described above.

DEFINITIONS

    The following definitions are used in the Management Retention Agreements and the Employment Agreement with the Chief Executive Officer described above:

"CHANGE IN CONTROL"     A "Change in Control" generally occurs if

                        . an individual, entity or group acquires beneficial ownership of 20% or more of the outstanding common stock. Acquisitions by Ambac and its affiliates or any employee benefit plan that they sponsor and certain acquisitions by persons who owned at least 15% of the outstanding shares of common stock on January 31, 1996 are not considered a change in control;

                        . the individuals who, as of January 29, 1997, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of these members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of the Board; or

                        . our stockholders approve a merger or similar business combination, or a sale of all or substantially all of Ambac's assets, unless the Ambac stockholders immediately prior to the completion of the transaction will continue to own at least 70% of outstanding shares and voting power of the corporation that results from the transaction.

"CAUSE" "Cause" for an executive's termination generally includes:

                        . the willful commission of acts that are dishonest and demonstrably and materially injurious to Ambac;

                        .   the conviction of certain felonies; or

                        . a material breach of any of the executive's agreements concerning confidentiality and proprietary information.

                        An executive's termination will not be considered to have been for Cause unless at least three-quarters of the members of the Board adopt a resolution finding that the executive has engaged in conduct that constitutes Cause as defined in the agreement.

"GOOD REASON"           An executive will generally have "Good Reason" to
                        terminate his employment if:

                        . there is substantial adverse change in the executive's duties or responsibilities;

                        . the office of the executive is relocated more than 25 miles from the location where the executive worked immediately prior to the Change in Control; or

                        . Ambac fails to honor its obligations under the agreement.

                        During a 30-day period following the first anniversary of a Change in Control, a resignation by the executive for any reason will be considered a termination for Good Reason.

                   REPORT ON EXECUTIVE COMPENSATION FOR 2001
                BY THE COMPENSATION AND ORGANIZATION COMMITTEE

    The Compensation and Organization Committee of the Board administers Ambac's executive compensation program. The members of the Committee are independent non-employee, non-affiliated directors. The Committee has furnished the following report on executive compensation for 2001:

WHAT IS OUR EXECUTIVE COMPENSATION PHILOSOPHY?

    The Committee has designed Ambac's executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize this relationship, we link a significant portion of executive compensation to the market performance of Ambac common stock. The objectives of our program are:

   . To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance, the performance of their respective groups and the performance of Ambac;

   . To align the interests of executives with the long-term interests of stockholders through stock option and restricted stock unit awards whose value over time depends upon the market value of Ambac's common stock;

   . To provide compensation comparable to that offered by other leading companies in our industry, enabling Ambac to compete for and retain talented executives who are critical to our long-term success; and

   . To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

WHAT IS OUR POSITION ON MAXIMIZING THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION?

    In 1997, our stockholders approved the 1997 Executive Incentive Plan ("EIP") and the 1997 Equity Plan. We designed these plans to allow Ambac to receive a tax deduction for incentive compensation payments to our Chief Executive Officer and our other four most highly paid executive officers. Without these qualifying performance-based plans, Ambac could not deduct incentive compensation payments to the extent the amounts paid to any of these executive officers in any year exceeded $1 million.

    The Committee intends to pursue a strategy of maximizing the deductibility of the compensation we pay to our executives. However, we intend to retain the flexibility to take actions that we consider to be in the best interests of Ambac and our stockholders and which may be based on considerations in addition to tax deductibility.

WHAT ARE THE ELEMENTS OF EXECUTIVE COMPENSATION?

    We compensate our executives through base salary, bonus (paid in a combination of cash and restricted stock units) and long-term incentive awards in the form of stock options. We target total compensation for our executive officers so that at least 50% (and in the case of the Chairman, 75%) consists of bonus and long term incentive awards. In this way, a significant portion of the value ultimately realized by the executives will depend upon Ambac's performance and can be considered "at risk."

    Our executives participate in retirement plans, health plans, and other voluntary benefit plans that we make available to all Ambac employees generally. We also provide our executives with long-term disability insurance for the cash bonus portion of their annual compensation. In addition, we offer our executives and managing directors a voluntary deferred compensation program.

    Ambac has also entered into management retention agreements with our executive officers to provide for certain payments and other benefits if they are terminated following a change in control of Ambac. These agreements, and the employment agreement with Ambac's Chief Executive Officer, which includes comparable change in control provisions, are discussed elsewhere in the Proxy Statement.

HOW DID WE DETERMINE BASE SALARIES FOR 2001?

IN GENERAL              We annually review the base salaries of our executives
                        to determine if adjustments are appropriate to ensure that their salaries are competitive and that they reflect the executive's increased responsibilities as Ambac grows.

                        For executives other than the Chief Executive Officer, we also consider the recommendations of Mr. Lassiter, Ambac's Chairman and Chief Executive Officer.

COMPARATIVE DATA        In conducting our review for 2001, we considered
                        comparative data prepared by both Ambac's senior human resources officer and by Johnson Associates, Inc., the Committee's outside consultant for executive compensation.

                        The comparison group we chose for compensation purposes (the "COMPARISON GROUP") consisted mainly of our competitors in the financial guarantee insurance industry. The index we chose for our performance graph was the Investor's Business Daily Insurance Property/Casualty/Title Index. This was the publicly available index that we found best corresponded to our business and included the greatest number of companies in the Comparison Group. The performance graph follows this Report in the Proxy Statement.

                        We obtained data for the Comparison Group from a number of sources, including proxy statements, public information available from regulatory agencies and surveys by consulting firms. We used this comparative data as a benchmark in reaching our own determination of what were appropriate salary levels for our executives.

BASE SALARIES OF        Although the data for the Comparison Group supported an
THE EXECUTIVES          increase in base salaries for 2001, the Committee
                        accepted Mr. Lassiter's recommendation to only increase those base salaries of those named executives who were promoted or had not received an increase last year. We note that the base salaries of our executives
                        (excluding the Chief Executive Officer) are generally at or below the median for salaries of executives in the Comparison Group. The base salary for each of the named executive officers is reported in the "Summary
                        Compensation Table" elsewhere in the Proxy Statement.

BASE SALARY OF          In light of our practice to only increase base salaries
THE CHIEF               of those Ambac executives who had not received an
EXECUTIVE OFFICER       increase in the previous year, the Committee did not
                        increase the base salary of Mr. Lassiter for 2001.
                        Mr. Lassiter's base pay remained at the 2000 level of $620,000. We note that Mr. Lassiter's base salary in 2001 was in the median for salaries of chief executive officers in the Comparison Group.

HOW DID WE DETERMINE BONUSES FOR 2001?

2001 OVERALL            In January 2002, the Committee evaluated Ambac's
PERFORMANCE             performance during 2001 under each of the nine
                        categories set out in the EIP: return on equity;
                        core/operating earnings growth; total return to stockholders; expense management; risk management;
                        market share/position; industry leadership/image building; new products/initiatives; and organizational development/corporate culture. We did not weight the categories but instead arrived at an overall "grade" for corporate performance. We determined Ambac's overall performance to be quite strong with all performance categories ranked superior to excellent.

BONUSES FOR             The Committee awarded bonus compensation for 2001 to
THE EXECUTIVES          each executive based on the executive's scope of
                        responsibility, individual performance and specific contribution to Ambac's overall performance. We again considered the Chief Executive Officer's recommendations and also took into account the comparative data. The bonus for each of the named executive officers is reported in the "Summary
                        Compensation Table" elsewhere in the Proxy Statement.

                        Under the Ambac Senior Officer Deferred Compensation Sub-Plan of the 1997 Equity Plan, 25% of each executive officer's bonus is paid in RSUs unless the executive officer has satisfied the stock ownership target under the Ambac Stock Ownership Program. An executive who has met the ownership target may elect to receive 25% of his or her bonus in the form of RSUs. Except for Mr. Doyle, each executive officer elected to receive 25% of his bonus in the form of RSUs. Bonus amounts are reported in the Summary Compensation Table elsewhere in this Proxy Statement.

                        The value we ascribed to the RSUs awarded under the Sub-Plan for 2001 was based on a 25% discount from the market value of Ambac's common stock on the date of grant. The Committee decided to discount these RSUs in order to account for vesting requirements and restrictions on transfer of the RSUs. Accordingly, the value we ascribed to the RSUs differs from the amounts reported in the Summary Compensation Table under the column headed "Annual Compensation--Restricted Stock Units", as those amounts, in accordance with SEC requirements, are based on the market price of the Common Stock on the date of grant.

BONUSES FOR THE CHIEF   At our meeting in January 2001, the Committee selected
EXECUTIVE OFFICER       Messers. Lassiter and Genader as the only executives to
AND THE PRESIDENT       participate in the EIP. We then established a formula
                        under the EIP for determining Mr. Lassiter's and Mr. Genader's bonuses for the performance year. The formula emphasized return on equity and core earnings growth.

                        In January 2002, we applied the formula and awarded Mr. Lassiter a bonus of $1,240,000 and Mr. Genader a bonus of $850,000. Although we had the authority to award a higher bonus under the formula for Messrs. Lassiter and Genader, in view of market conditions, we awarded Messrs. Lassiter and Genader less than the maximum amount under the formula. Pursuant to the Sub-Plan, Messrs. Lassiter and Genader elected to receive 25% of their bonuses in the form of RSUs having the terms described above.

                        For 2002, we selected Messrs. Lassiter and Genader as the only executive officers to participate in the EIP.

WHAT WERE THE LONG-TERM INCENTIVE AWARDS IN 2001?

2001 GRANTS             In 2001, we provided long-term incentive awards for
                        executives by granting stock options. These awards provide compensation to executives only if shareholder value increases. We believe these awards focus executives on the Company's long-term success. In determining the number of stock options awarded, we reviewed surveys of similar awards given by companies within the Comparison Group and the executive's past performance. We also considered the number of stock options previously granted to executives.

                        This year, we decided to award again, performance-based stock options to all of our executive officers and managing directors. These options vest only if the share price of Ambac's common stock meets certain targets. For 2001, each of the options granted to the executives will vest in two equal installments when the market price of Ambac common stock meets or exceeds $64.00 and $78.00 for twenty consecutive trading days or no later than the sixth anniversary of the grant date. As we have done since 1997, we again limited the term of the stock options to seven years. The number of stock options awarded to each of the executives (including Mr. Lassiter) was in the top quarter of recent awards given by companies within the Comparison Group. The number of stock options awarded to each of the named executive officers is reported in the "Option Grants in 2001" table elsewhere in the Proxy Statement.

STOCK                   The Committee continues to apply our stock ownership
OWNERSHIP               guidelines to all managing directors and executive
GUIDELINES              officers. The guidelines set an appropriate level of
                        ownership of Ambac stock (based on the market value of Ambac common stock) as a multiple of the officer's total cash compensation (base salary plus cash bonus).
                        The multiple ranges from a high of seven times total cash compensation (in the case of Mr. Lassiter) to a low of one and one-half times total cash compensation for managing directors. Messrs. Lassiter, Genader, Bivona and Doyle have all met their stock ownership guidelines.

                        The Committee believes these guidelines have the positive effect of further aligning the interests of the executives with all stockholders.



                                    THE COMPENSATION AND ORGANIZATION COMMITTEE

                                    Richard Dulude, Chairman
                                    Michael A. Callen
                                    Renso L. Caporali
                                    Jill M. Considine
                                    W. Grant Gregory

March 22, 2002

                               PERFORMANCE GRAPH

    The graph below compares the five-year total return to stockholders (stock price appreciation plus reinvested dividends) for Ambac common stock with the comparable return of two indexes: the Standard & Poor's 500 Stock Index and the Investor's Business Daily Insurance--Property/Casualty/ Title Index.

    The graph assumes that you invested $100 in Ambac common stock and in each of the indexes on December 31, 1996, and that all dividends were reinvested. Points on the graph represent the performance as of the last business day of each of the years indicated.

                                    [CHART]

          Ambac Financial                 IBD-INS. Property/Casualty/
             Group, Inc.   S&P 500 Index          Title Index
          ---------------  -------------  ---------------------------
12/31/96      $100.0         $100.0              $100.0
12/31/97       139.9          133.4               123.1
12/31/98       184.3          171.5                98.4
12/31/99       161.0          207.6                74.8
12/31/00       272.1          188.7               105.0
12/31/01       271.6          166.2                91.0

    If you had invested $100 in Ambac common stock on the date of our Initial Public Offering (July 18, 1991), your investment would have grown to approximately $923.91 by the end of 2001. This compares with a $100 investment growing to approximately $370.73 in the S&P 500 Index and to approximately $170.43 in the IBD Insurance Index.

    For this computation, we assumed that all dividends were reinvested, just as we did for the five-year total return comparison above.

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECT SEVEN DIRECTORS

    The Board has nominated seven directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected.

    As we noted above, each nominee also serves as a director of Ambac
Assurance.

    We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

                                   NOMINEES

PHILLIP B.              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF
LASSITER                AMBAC AND AMBAC ASSURANCE since April 1991. Mr.
Age 58 Director         Lassiter also served as President of Ambac and Ambac
since 1991              Assurance from August 1992 to January 2001. Mr.
                        Lassiter joined Ambac in 1991 from Citibank, where he was a member of the Policy Committee and Finance
                        Committee and served as Deputy Sector Head for Citibank's North American investment and corporate banking activities. Mr. Lassiter also serves as a director of Diebold Inc. and Worldinsure Limited.

MICHAEL A. CALLEN       PRESIDENT, AVALON ARGUS ASSOCIATES, LLC (financial
Age 61                  consulting) since April 1996. Mr. Callen was Special
Director since 1991     Advisor to the National Commercial Bank located in
                        Jeddah in the Kingdom of Saudi Arabia from April 1993 through April 1996. He was an independent consultant from January 1992 until June 1993, and an Adjunct
                        Professor at Columbia University Business School during
                        1992. He was a director of Citicorp and Citibank and a Sector Executive for Citicorp from 1987 until January
                        1992. Mr. Callen also serves as a director of Intervest
                        Corporation of New York and Intervest Bancshares
                        Corporation.


RENSO L. CAPORALI       RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GRUMMAN
Age 69                  CORPORATION (defense and aerospace). Dr. Caporali was
Director since 1995     Senior Vice President of Raytheon Company (electronics,
                        aircraft, engineering and construction) from April 1995 until he retired in May 1998. Previously, Dr. Caporali had retired in June 1994 as Chairman and Chief
                        Executive Officer of Grumman Corporation. He was
                        Chairman and Chief Executive Officer of Grumman
                        Corporation from July 1990 until June 1994. Dr.
                        Caporali also serves as a director of Bank of Akron.

JILL M. CONSIDINE       CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE DEPOSITORY
Age 57                  TRUST & CLEARING CORPORATION since November 1999 and
Director since 2000     Chairman and Chief Executive Officer of The Depository
                        Trust Company (securities depository and clearing house) since January 1999. Prior to joining The
                        Depository Trust Company, Ms. Considine served as the
                        President of the New York Clearing House Association,
                        L.L.C. from 1993 to 1999. Ms. Considine served as a Managing Director, Chief Administrative Officer and as a member of the Board of Directors of American Express
                        Bank Ltd., from 1991 to 1993. Prior to that, Ms.
                        Considine served as the New York State Superintendent of Banks from 1985 to 1991. Ms. Considine also serves as a director of the Atlantic Mutual Insurance
                        Companies and The Interpublic Group of Companies, Inc.

RICHARD DULUDE          RETIRED VICE CHAIRMAN OF CORNING INCORPORATED
Age 69                  (diversified manufacturing). Mr. Dulude was Vice
Director since 1992     Chairman of Corning Incorporated from November 1990
                        until he retired in April 1993. Mr. Dulude was Group
                        President of Corning Incorporated from 1983 until 1990.
                        Mr. Dulude also serves as a director of Landec
                        Corporation.

ROBERT J. GENADER       PRESIDENT AND CHIEF OPERATING OFFICER OF AMBAC AND
Age 55                  AMBAC. Since January 2001, Mr. Genader has served as
Director since 2001     the President and Chief Operating Officer of Ambac and
                        Ambac Assurance. From February 2000 to January 2001,
                        Mr. Genader served as Vice Chairman of Ambac's
                        Financial Insurance Business Group. From January 1998 to February 2000, Mr. Genader served as Vice Chairman of the Specialized Finance Division when the Specialized Finance Division and the Public Finance
                        Division were combined to create the Financial
                        Insurance Business Group. Mr. Genader has been a director of Ambac Assurance since 1992. Mr. Genader served as an Executive Vice President of Ambac from 1991 to January 1998 and Ambac Assurance from 1986 to
                        January 1998. He joined Ambac Assurance from Citibank in 1986. Mr. Genader also served as Chairman of the Association of Financial Guaranty Insurors from January
                        1994 to January 1996.

W. GRANT GREGORY        CHAIRMAN OF GREGORY & HOENEMEYER, INC. (merchant
Age 61                  banking) since 1988. Mr. Gregory retired in 1987 as
Director since 1991     Chairman of the Board of Touche Ross & Co., now
                        Deloitte and Touche. Mr. Gregory also serves as a director of DoubleClick Inc.

The Board recommends that you vote "FOR" the election of all seven nominees for director.

PROPOSAL 2: RATIFY SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2002

    We are asking you to ratify the Board's selection of KPMG LLP, certified public accountants, as independent auditors for 2002. The Audit Committee recommended the selection of KPMG LLP to the Board. KPMG LLP has served as the independent auditors of Ambac Assurance since 1985 and of Ambac since our incorporation in 1991.

    A representative of KPMG LLP will attend the Annual Meeting to answer your questions.

    We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent auditors, the Board will consider it a direction to consider selecting other auditors for next year. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Ambac and our stockholders.


    The Board recommends that you vote "FOR" ratification of the selection of
                   KPMG LLP as independent auditors for 2002.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

    Under our By-laws, if you wish to nominate a director or bring other business before the stockholders:

   . You must notify the Corporate Secretary in writing not less than 60 days nor more than 90 days before the annual meeting.

   . If we give you less than 70 days' notice of the meeting date, however, you may notify us within 10 days after the notice was mailed or publicly disclosed.

   . Your notice must contain the specific information required in our By-laws.

    Please note that these By-laws requirements relate only to matters you wish to bring before your fellow stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

    If you wish to submit proposals to be included in our 2003 proxy statement, we must receive them on or before Friday, November 29, 2002. Please address your proposals to: ANNE G. GILL, CORPORATE SECRETARY, AMBAC FINANCIAL GROUP, INC., ONE STATE STREET PLAZA, NEW YORK, NEW YORK 10004.

    If you would like a copy of our By-laws, we will send you one without charge. Please write to the Corporate Secretary of Ambac.

                              By order of the Board of Directors,


                                         /s/ Anne G.Gill
                                          Anne G. Gill

                         First Vice President, Corporate Secretary and
                                   Assistant General Counsel

March 28, 2002

                                                                     APPENDIX A

                          AMBAC FINANCIAL GROUP, INC.

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

MISSION

The mission of the Ambac Financial Group, Inc. Audit Committee (the "COMMITTEE") is to monitor the corporate control environment of Ambac Financial Group, Inc. (the "COMPANY"). The Committee will assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: 1) the financial information that is provided to stockholders; 2) the effectiveness of internal controls in areas of greatest exposure to loss; 3) the compliance with relevant legal, regulatory and accounting requirements and 4) the audit process of the Company. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditors, the internal auditors and the financial and senior management of the Company.

MEMBERSHIP AND MEETING REQUIREMENTS

The Committee will meet at least four times per year in conjunction with the Company's quarterly board meetings.

The Committee will be comprised of at least four non-executive independent directors who are financially literate or who become financially literate within a reasonable period of time. Members of the Committee shall be considered independent if they have no relationship to the Company that will interfere with their exercise of independent judgment from management and the Company. At least one member of the Committee will have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board.

As directed or required by the Audit Committee, the Company's Director of Internal Audit, Chief Financial Officer, representatives from the Company's Independent Auditors, the Chief Executive Officer, President or other members of management of the Company will attend Audit Committee meetings.

DUTIES AND RESPONSIBILITIES

The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors and not to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. While there is no

"blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

   . Prepare a Report, for inclusion in the Company's proxy statement as required by the rules of the Securities and Exchange Commission, disclosing that the Committee:

       1) reviewed and discussed the audited financial statements with management;

       2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (which requires the independent auditors to communicate to the Committee matters related to the conduct of the audit ); and

       3) received the written disclosures and the letter from the auditors regarding the auditors' independence, including all non-audit services and fees and discussed the auditors' independence as required by Independent Standards Board Standard No. 1 with the auditors (which requires the independent auditors to disclose any relationship that could impact the auditors' objectivity and independence);

       and that, based on the review and discussions referred to in paragraphs
       (1) through (3), recommended to the Board of Directors that the financial statements be included in the Company's annual report on Form 10-K (or 10-KSB).

   . Review and reassess the adequacy of the audit committee charter on an annual basis.

   . Together with the Board, review and evaluate the performance of the independent auditors, which are ultimately accountable to the Board and the Committee, and annually recommend to the Board the selection of the independent auditors or recommend that the Board replace the independent auditors, when circumstances warrant.

   . Evaluate whether management is setting the appropriate control environment by communicating the importance of internal controls.

   . Review the Company's accounting practices, internal controls, and business ethics practices, as appropriate, including the monitoring of the enforcement of the Company's Code of Business Conduct.

   . Review the scope of the annual audit of the Company's financial statements, the fees for the audit and for non-audit services, the findings and recommendations of the independent auditors, and management's response and implementation of such recommendations.

   . Review the Company's internal audit function, including its independence, the scope of the audits, the findings of the internal auditors, and management's response and implementation of such recommendations.

   . Review with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q.

   . Meet with management and internal auditors of the Company to review compliance with risk and underwriting policies related to its insured book of business.

   . Review annually with the Company's general counsel, and outside counsel, when appropriate, legal and regulatory matters, if any, that may have a material impact on the financial statements and the Company's compliance policies.

   . Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose.

   . Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

In carrying out its responsibilities, the Committee may assume other responsibilities as it deems necessary to ensure that the corporate accounting and reporting practices are appropriate given the circumstances of the Company.

[LOGO] Ambac
                  ONE STATE STREET PLAZA, NEW YORK, NY 10004

                                   ---------------------------------------------
                                                Vote by Telephone
                                   ---------------------------------------------
                                   Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

                                   ---------------------------------------------
                                                Vote by Internet
                                   ---------------------------------------------
                                   Have your proxy card available when you
                                   access the website http://www.votefast.com.
                                   You will be prompted to enter your Control
                                   Number and then you can follow the simple prompts that will be presented to you to record your vote.

                                   ---------------------------------------------
                                                Vote by Mail
                                   ---------------------------------------------
                                   Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

    --------------------------  ------------------------  ----------------------
        Vote by Telephone           Vote by Internet           Vote by Mail
      Call Toll-Free using a     Access the website and     Return your proxy
      touch-tone telephone:         cast your vote:        in the postage-paid
          1-800-542-1160        http://www.votefast.com     envelope provided.
    --------------------------  ------------------------  ----------------------

                          Vote 24 hours a day, 7 days a week!
 Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight
           Time on May 6, 2002, to be counted in the final tabulation.

         -------------------------------------------------

              Your Control Number is:

         -------------------------------------------------

         . Please fold and detach card at perforation before mailing. .
--------------------------------------------------------------------------------
AMBAC FINANCIAL GROUP, INC.                                             PROXY
--------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 7, 2002.

The undersigned hereby appoints Phillip B. Lassiter, Frank J. Bivona and Anne G. Gill, and each of them, proxies, with power of substitution, to vote all shares of Common Stock of Ambac Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 7, 2002 at 11:30 a.m., local time, at Ambac's executive offices, One State Street Plaza, New York, New York, and at any adjournments of the Annual Meeting. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting. The undersigned revokes all proxies previously given to vote at the Annual Meeting.


                                   _____________________________________________
                                   Signature(s)


                                   ____________________________________________
                                   Signature(s)

                                   IMPORTANT: Please sign EXACTLY as your
                                   name(s) appears on the left. Joint owners should each sign. If you are signing as an executor, administrator, trustee, guardian, attorney or corporate officer, please give your full title.

                                   Date:____________________________ , 2002

                             Your vote is important!

     If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230, so that your shares may be represented at the Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

         . Please fold and detach card at perforation before mailing. .
--------------------------------------------------------------------------------
AMBAC FINANCIAL GROUP, INC.                                              PROXY
--------------------------------------------------------------------------------

Please indicate below how you wish your shares to be voted. Unless you indicate otherwise, your proxy will vote "FOR" all of the Proposals on this card. We cannot vote your shares unless you sign, date and return this card.

THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" ALL PROPOSALS.

 1.  Elect Seven Directors
     Nominees: (01) Phillip B. Lassiter (02) Michael A. Callen   (03) Renso L. Caporali   (04) Jill M. Considine
               (05) Richard Dulude      (06) Robert J. Genader   (07) W. Grant Gregory

     [_] FOR all nominees listed above.               [_] WITHHOLD AUTHORITY
         (Except as listed to the contrary below.)        to vote for all nominees listed above.


        To withhold authority to vote for any individual nominee, write that nominee's name or number below.

________________________________________________________________________________

 2.  Ratify Selection of KPMG LLP as Independent Auditors for 2002.

     [_] FOR               [_] AGAINST          [_] ABSTAIN

                     TO BE SIGNED AND DATED ON REVERSE SIDE